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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

6.45% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share	5,200,000	25.00	$130,000,000	$14,898.00(1)

Common Stock, $0.01 par value per share	3,666,000(2)	—	—	—

(1)
The filing fee of $14,898.00 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended, or the Act. In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-158400 filed by the registrant on April 3, 2009, as amended by Post-Effective Amendment No. 1 filed on February 22, 2012.

(2)
Represents the maximum number of shares of common stock issuable upon conversion of the Series E Preferred Stock, as described in the prospectus supplement. Pursuant to Rule 457(i) under the Securities Act, no registration fee is payable with respect to the shares of common stock issuable upon conversion of the Series E Preferred Stock because no additional consideration will be received in connection with any exercise of the conversion right.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-158400

PROSPECTUS SUPPLEMENT
(To prospectus dated February 22, 2012)

5,200,000 Shares

Alexandria Real Estate Equities, Inc.

6.45% Series E Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

           We are offering 5,200,000 shares of our 6.45% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock").

           We will pay cumulative dividends on the Series E Preferred Stock from the date of original issue at a rate of 6.45% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.6125 per share). Dividends on the Series E Preferred Stock will be payable quarterly in arrears, beginning on July 15, 2012. We may not redeem the Series E Preferred Stock before March 15, 2017, except in order to preserve our status as a real estate investment trust ("REIT") or upon the occurrence of certain changes of control, as described below. On and after March 15, 2017, we may, at our option, redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on such Series E Preferred Stock up to but excluding the redemption date. In addition, upon the occurrence of a change of control, as a result of which neither our common stock, par value $0.01 per share, nor the common securities of the acquiring or surviving entity (or American Depositary Receipts ("ADRs") representing such securities) is listed on the New York Stock Exchange (the "NYSE"), the NYSE Amex Equities (the "NYSE Amex"), or the NASDAQ Stock Market (the "NASDAQ"), or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but excluding, the redemption date. If we exercise any of our redemption rights relating to the Series E Preferred Stock, the holders of Series E Preferred Stock will not have the conversion right described below.

           The Series E Preferred Stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption. Holders of shares of the Series E Preferred Stock will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

           Upon the occurrence of a change of control, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) is listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series E Preferred Stock) to convert some or all of the Series E Preferred Stock held by it into a number of shares of our common stock per share of Series E Preferred Stock to be converted equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

  •
  0.7050 (the "Share Cap"), subject to certain adjustments;

           subject, in each case, to an aggregate cap on the total number of shares of common stock issuable upon exercise of the Change of Control Conversion Right (as defined herein) and to provisions for the receipt of alternative consideration as described in this prospectus supplement.

           We are organized and conduct our operations to qualify as a REIT for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% of our capital stock.

           No market currently exists for the Series E Preferred Stock. We intend to file an application to list the Series E Preferred Stock on the NYSE, under the symbol "ARE PrE".

           Investing in the Series E Preferred Stock involves risks. See "Risk Factors" beginning on page S-11.

	Per Share	Total(1)

Public offering price	$25.0000	$130,000,000

Underwriting discount	$ 0.7875	$ 4,095,000

Proceeds, before expenses, to us	$24.2125	$125,905,000

(1)
Plus accrued dividends, if any, from the original date of issue.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The underwriters expect to deliver the Series E Preferred Stock in book-entry form only through the facilities of The Depository Trust Company against payment on or about March 15, 2012.

Joint Book-Running Managers
BofA Merrill Lynch	Citigroup	RBC Capital Markets
Co-Managers
J.P. Morgan	Credit Suisse	Santander

The date of this prospectus supplement is March 8, 2012.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

i

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify the forward-looking statements by their use of forward-looking words, such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions, and financial trends that may affect our future plans of operation, business strategy, results of operations, and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to the following:

  •
  negative worldwide economic, financial, and banking conditions;

  •
  worldwide economic recession, lack of confidence, and/or high structural unemployment;

  •
  potential defaults on national debt by certain countries;

  •
  potential and further downgrades of the credit ratings of the federal, state, and foreign governments, or their perceived creditworthiness;

  •
  concerns regarding the European debt crisis and market perception concerning the instability of the euro;

  •
  failure of the United States government to agree on a debt ceiling or deficit reduction plan;

  •
  potential further downgrades of the credit ratings of major financial institutions, or their perceived creditworthiness;

  •
  financial, banking, and credit market conditions;

  •
  the seizure or illiquidity of credit markets;

  •
  failure to meet market expectations for our financial performance;

  •
  our inability to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities;

  •
  our inability to comply with financial covenants in our debt agreements;

  •
  our failure to maintain our current investment grade credit ratings;

  •
  inflation or deflation;

  •
  prolonged period of stagnant growth;

  •
  increased interest rates and operating costs;

  •
  adverse economic or real estate developments in our markets;

  •
  our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development;

  •
  potential reform of the corporate tax code affecting REITs;

  •
  significant decreases in our active development, active redevelopment, or preconstruction activities resulting in significant increases in our interest, operating, and payroll expenses;

  •
  our failure to successfully operate or lease acquired properties;

ii

  •
  the financial condition of our insurance carriers;

  •
  general and local economic conditions;

  •
  government interference with the healthcare system and the negative impact on our tenants;

  •
  the nature and extent of future competition;

  •
  decreased rental rates, increased vacancy rates, or failure to renew or replace expiring leases;

  •
  defaults on or non-renewal of leases by tenants;

  •
  availability of and our ability to attract and retain qualified personnel;

  •
  our failure to comply with laws or changes in law;

  •
  compliance with environmental laws;

  •
  our failure to maintain our status as a REIT;

  •
  changes in laws, regulations, and financial accounting standards;

  •
  certain ownership interests outside the United States (the "U.S.") that subject us to different or greater risks than those associated with our domestic operations; and

  •
  fluctuations in foreign currency exchange rates.

        This list of risks and uncertainties is not exhaustive. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under "Risk Factors" contained in this prospectus supplement and the other information contained in our publicly available filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events, or otherwise.

iii

SUMMARY

        The following summary may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into the accompanying prospectus carefully before deciding whether to invest in the Series E Preferred Stock. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the "Company," "we," "us," and "our" refer to Alexandria Real Estate Equities, Inc. and its subsidiaries. Unless otherwise indicated, the information in this prospectus supplement is as of December 31, 2011.

 Alexandria Real Estate Equities, Inc.

Overview

        We are a publicly traded REIT focused principally on science-driven cluster development through the ownership, operation, management, selective acquisition, development, and redevelopment of properties containing life science laboratory space. We are the leading provider of high-quality environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies. Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Our operating platform is based on the principle of "clustering," with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

        As of December 31, 2011:

  •
  we had 173 properties aggregating approximately 15.3 million rentable square feet, composed of approximately 13.6 million rentable square feet of operating properties, approximately 818,020 rentable square feet undergoing active development, and approximately 919,857 rentable square feet undergoing active redevelopment;

  •
  our properties were located in leading life science markets, including: the San Diego and San Francisco areas of California; Greater Boston; New York City/New Jersey/Suburban Philadelphia; North Carolina—Research Triangle Park; Suburban Washington, D.C.; Seattle, Washington; and International;

  •
  our operating properties were approximately 95% leased at an average annualized base rent per leased square foot of $34.39;

  •
  we had six ground-up development projects in process aggregating approximately 818,020 rentable square feet of life science laboratory space. In addition, we have an embedded pipeline for future ground-up development approximating 17.9 million developable square feet;

  •
  we had 474 leases with a total of 388 tenants, and 69, or 40%, of our 173 properties were single-tenant properties;

  •
  of our top 20 largest client tenants, 13 tenants, representing 31.8% of our total annualized base rent, have investment grade ratings or are prominent, creditworthy private research institutions;

  •
  none of our tenants represented more than 10% of total revenues for the year ended December 31, 2011; and

  •
  approximately 95% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area, and other operating expenses (including increases thereto) in addition to base rent. Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Business Strategy

        We seek to maximize balance sheet liquidity and flexibility, cashflows, and cash available for distribution to our stockholders through the ownership, operation, management, and selective acquisition, development, and redevelopment of life science properties, as well as management of our balance sheet. In particular, we seek to maximize balance sheet liquidity and flexibility, cashflows, and cash available for distribution by:

  •
  maintaining significant liquidity through borrowing capacity under our unsecured line of credit and cash and cash equivalents;

  •
  minimizing the amount of near-term debt maturities in a single year;

  •
  maintaining low to modest leverage;

  •
  minimizing variable interest rate risk;

  •
  maintaining strong and stable operating cash flows;

  •
  re-tenanting and re-leasing space at higher rental rates to the extent possible, while minimizing tenant improvement costs;

  •
  maintaining solid occupancy while also maintaining high lease rental rates;

  •
  realizing contractual rental rate escalations, which are currently provided for in approximately 94% of our leases (on a rentable square footage basis);

  •
  implementing effective cost control measures, including negotiating pass-through provisions in tenant leases for operating expenses and certain capital expenditures;

  •
  improving investment returns through leasing of vacant space and replacement of existing tenants with new tenants at higher rental rates;

  •
  achieving higher rental rates from existing tenants as existing leases expire;

  •
  selectively selling properties, including land parcels, to reduce outstanding debt;

  •
  selectively acquiring high-quality, life science properties in our target life science cluster markets at prices that enable us to realize attractive returns;

  •
  selectively developing properties in our target life science cluster markets; and

  •
  selectively redeveloping existing office, warehouse, shell space, or newly acquired properties into generic life science laboratory space that can be leased at higher rental rates in our target life science cluster markets.

        We continue to demonstrate the strength and durability of our core operations providing life science laboratory space to the broad and diverse life science industry. Our internal growth has been consistent, demonstrated by our same property net operating income performance, high and relatively stable occupancy, and continuing improvement of cash flows from leasing activity. In addition, we continue to focus on our external growth through the conversion of non-income-producing assets into income-producing assets, which results in cash flow contribution from ground-up development and from redevelopment of non-laboratory space into laboratory space. We intend to selectively acquire properties that we believe provide long-term value to our stockholders. Our strategy for acquisitions will focus on the quality of the submarket locations, improvements, tenancy, and overall return. We believe the life science industry will remain keenly focused on adjacency locations to key innovation drivers in each major life science submarket. Owning and operating the best assets in the best adjacency locations provides the best upside potential and provides the most downside risk mitigation. As such, we will also focus on adjacency locations which we expect to deliver high cash flows, stability, and returns as we work to deliver the highest value to our stockholders.

        We also intend to continue to focus on the completion and delivery of our existing active development projects aggregating approximately 818,020 rentable square feet and our existing active redevelopment projects aggregating approximately 919,857 rentable square feet. Additionally, we intend to continue with preconstruction activities for certain land parcels for future ground-up development in order to preserve and create value for these projects. These important preconstruction activities add significant value to our land for future ground-up development and are required for the ultimate vertical construction of the buildings. We also continue to be very careful and prudent with any future decisions to add new projects to our active ground-up developments. Future ground-up development projects will likely require significant preleasing from high-quality and/or creditworthy entities.

        We intend to transition our balance sheet debt from medium-term unsecured bank debt to long-term fixed rate unsecured debt. We are focused on the recycling of non-core suburban assets into higher-value urban or central business district adjacency location assets and teaming with high-quality capital partners, as appropriate. We expect sources of funds for construction activities and repayment of outstanding debt to be provided over several years by opportunistic sales of real estate, joint ventures, cash flows from operations, new secured or unsecured debt, and the issuance of additional equity securities, as appropriate.

2011 Highlights

        For the year ended December 31, 2011, we:

  •
  executed 190 leases for approximately 3,407,000 rentable square feet, including approximately 993,000 rentable square feet related to development or redevelopment programs, that represented the highest level of leasing activity in a single year in the history of the Company;

  •
  reported occupancy of operating properties at approximately 94.9%, and occupancy of operating and redevelopment properties at approximately 88.5% as of December 31, 2011;

  •
  completed a follow-on common stock offering with net proceeds of $451.5 million;

  •
  repurchased approximately $217.1 million in principal amount of our 3.70% unsecured senior convertible notes;

  •
  closed a $750 million unsecured bank term loan and a $600 million unsecured bank term loan;

  •
  sold a parcel of land in the San Diego market for $17.3 million;

  •
  extended the maturity date and increased commitments on our unsecured line of credit from $1.15 billion to $1.5 billion;

  •
  completed the ground-up development of a 97,000 rentable square foot single tenant building located in the Research Triangle Park market, and such building was 100% leased as of December 31, 2011;

  •
  completed redevelopment of a 48,500 rentable square foot property located in the Greater Boston market;

  •
  completed the ground lease of land and improvements in Canada to a tenant for the construction of a 783,255 rentable square foot laboratory building;

  •
  acquired 4755 Nexus Center Drive, a newly and partially completed 45,255 rentable square foot development project located in University Town Center, San Diego for approximately $7.4 million, and such development project was 100% leased as of December 31, 2011;

  •
  acquired 409 and 499 Illinois Street, a newly and partially completed 453,256 rentable square foot life science laboratory development project in Mission Bay, San Francisco, for approximately $293 million;

  •
  were awarded LEED® Platinum Certification for 10300 Campus Pointe Drive, a property located in University Town Center in the San Diego market; and

  •
  were awarded LEED® Gold Certifications for the Alexandria Center™ for Life Science—New York City, 199 E. Blaine Street, a property located in the Seattle Market, and 1500 Owens Street and 455 Mission Bay Blvd., both properties located in the San Francisco Market.

Recent Developments

  •
  In February 2012, we completed a public offering of $550 million aggregate principal amount of 4.60% senior notes due 2022 with net proceeds of approximately $546.0 million.

The Offering

        The summary below describes the principal terms of the Series E Preferred Stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled "Description of Series E Preferred Stock" of this prospectus supplement contains a more detailed description of the terms and conditions of the Series E Preferred Stock.

Issuer	Alexandria Real Estate Equities, Inc.
Securities Offered

5,200,000 shares of our 6.45% Series E Cumulative Redeemable Preferred Stock. We reserve the right to reopen this series and issue additional shares of Series E Preferred Stock through either public or private sales at any time.

Ranking	The Series E Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:
• senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series E Preferred Stock;

•

on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series E Preferred Stock, including our 8.375% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock") and our 7.00% Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"); and

• junior to any other class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock.

The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series E Preferred Stock. The Series E Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

Dividends on the Series E Preferred Stock are cumulative from the date the stock is originally issued. Dividends will be payable quarterly in arrears on the 15th day of January, April, July, and October of each year or, if any such day is not a business day, then on the next succeeding business day, at the fixed rate of $1.6125 per share each year, which is equivalent to 6.45% of the $25.00 liquidation preference. The first dividend will be payable on July 15, 2012. Dividends on the Series E Preferred Stock will continue to accumulate even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available to pay such dividends, or we do not declare the payment of dividends. See "Series E Preferred Stock—Dividends" in this prospectus supplement.

Liquidation Preference

If we liquidate, dissolve, or wind up, holders of shares of the Series E Preferred Stock will have the right to receive $25.00 per share of the Series E Preferred Stock, plus accrued and unpaid dividends up to but excluding the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series E Preferred Stock as to liquidation rights. The rights of holders of shares of the Series E Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series E Preferred Stock as to liquidation, including the Series C Preferred Stock and the Series D Preferred Stock, and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock.

Optional Redemption

We may not redeem the Series E Preferred Stock except in limited circumstances to preserve our status as a REIT, as described in "Description of Series E Preferred Stock—Redemption" in this prospectus supplement. However, on and after March 15, 2017, the Series E Preferred Stock will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. Any partial redemption will be on a pro rata basis.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series E Preferred Stock, the holders of Series E Preferred Stock will not have the conversion right described below.

A "Change of Control" is when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, or other acquisition transaction or series of purchases, mergers, or other acquisition transactions of stock of our Company entitling that person to exercise more than 50% of the total voting power of all stock of our Company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex, or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex, or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Stock) to convert some or all of the Series E Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

• 0.7050 (i.e. the Share Cap), subject to certain adjustments;

subject, in each case, to an aggregate cap on the total number of common shares issuable upon exercise of the Change of Control Conversion Right and to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, holders of Series E Preferred Stock will not have any right to convert the Series E Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series E Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date," and "Common Stock Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of Series E Preferred Stock—Conversion Rights."

Voting Rights

The holders of the Series E Preferred Stock will not have general voting rights. If dividends on shares of the Series E Preferred Stock are in arrears for six or more quarterly periods, whether consecutive or not, the holders of the Series E Preferred Stock and the holders of all other shares of any class or series of capital stock ranking on a parity with the Series E Preferred Stock and having like voting rights (voting together as a single voting group) will be entitled to vote for the election of a total of two additional directors to serve on our Board of Directors until all unpaid dividends have been fully paid or declared and set apart for payment. Additionally, we will not be permitted under the terms of the Series E Preferred Stock to create a class or series of capital stock ranking senior to the Series E Preferred Stock or make changes to the terms of the Series E Preferred Stock that would be materially adverse to the rights of the holders of the Series E Preferred Stock in specified respects without the affirmative vote of two-thirds of the outstanding shares of the Series E Preferred Stock and the shares of any other similarly affected series of preferred stock ranking on a parity with the Series E Preferred Stock and having like voting rights (voting together as a single voting group). See "Description of Series E Preferred Stock—Voting Rights."

Restrictions on Ownership

In order to ensure that we remain a qualified REIT for federal income tax purposes, among other purposes, no single holder of our capital stock may own more than 9.8% of the total value of outstanding shares of our stock. See "Description of Series E Preferred Stock—Restrictions on Ownership and Transfer."

Maturity, Sinking Fund, or Mandatory Redemption

The Series E Preferred Stock has no stated maturity date and is not subject to any sinking fund or mandatory redemption, except as required by our charter. Accordingly, the Series E Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under circumstances where the holders of the Series E Preferred Stock have a conversion right, such holders decide to convert the Series E Preferred Stock into our common stock.

Transfer Agent	The transfer agent and registrar for the Series E Preferred Stock is American Stock Transfer & Trust Company.
Form and Book-Entry System

The Series E Preferred Stock will only be issued and maintained in book-entry form registered in the name of Cede & Co., the nominee of The Depository Trust Company, except under limited circumstances.

Listing

We intend to file an application to list the Series E Preferred Stock on the NYSE. We will use commercially reasonable efforts to have the listing application for the Series E Preferred Stock approved. If the application is approved, trading of the Series E Preferred Stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series E Preferred Stock.

Settlement Date	Delivery of the Series E Preferred Stock will be made against payment therefor on or about March 15, 2012.
Use of Proceeds

We expect to receive approximately $125.5 million in net proceeds from this offering, after payment of our expenses related to this offering and underwriting discounts and commissions. We intend to use the net proceeds from this offering to reduce the outstanding balance of our borrowings on our unsecured line of credit. Thereafter, we intend to borrow under our unsecured line of credit to fund the redemption of our outstanding Series C Preferred Stock. We may also borrow from time to time under our unsecured line of credit to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, which may include the selective development or redevelopment of existing or new life science properties.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under our unsecured line of credit and will receive a portion of the net proceeds from this offering. See "Underwriting (Conflicts of Interest)—Conflicts of Interest" and "Underwriting (Conflicts of Interest)—Other Relationships" in this prospectus supplement.

Risk Factors

In analyzing an investment in the Series E Preferred Stock we are offering pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement, the information set forth under "Risk Factors" beginning on page S-11.

RISK FACTORS

        An investment in shares of the Series E Preferred Stock involves risks. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should carefully consider the risks referred to in the section of the accompanying prospectus entitled "Forward-Looking Statements," as well as the risks identified in this prospectus supplement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated herein by reference.

Risks Relating to this Offering

The Series E Preferred Stock is a new issuance and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares; the Series E Preferred Stock has no stated maturity date.

        The shares of Series E Preferred Stock are a new issue of securities with no established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to file an application to list the Series E Preferred Stock on the NYSE. If the NYSE approves our application, however, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last, in which case the trading price of the Series E Preferred Stock could be adversely affected and your ability to transfer your shares of Series E Preferred Stock will be limited.

        We have been advised by the underwriters that they intend to make a market in the shares of the Series E Preferred Stock prior to the commencement of trading on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

We expect at least one rating agency to rate the Series E Preferred Stock below investment grade.

        Because we expect at least one rating agency to assign the Series E Preferred Stock a non-investment grade rating, the Series E Preferred Stock may be subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities.

        Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series E Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the Series E Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the Series E Preferred Stock.

Market interest rates may affect the value of the Series E Preferred Stock.

        One of the factors that will influence the price of the Series E Preferred Stock will be the dividend yield on the Series E Preferred Stock relative to market interest rates. An increase in market interest rates could cause the market price of the Series E Preferred Stock to go down. The trading price of the shares of the Series E Preferred Stock will also depend on many other factors, which may change from time to time, including:

  •
  the market for similar securities;

  •
  our issuance of additional preferred equity or debt securities;

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  the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates imposed on dividends paid by REITs;

  •
  government action or regulation;

  •
  general economic conditions or conditions in the financial or real estate markets; and

  •
  our financial condition, performance, and prospects.

Shares of the Series E Preferred Stock are subordinated to existing and future debt and your interests could be diluted by the issuance of additional preferred stock, including additional shares of the Series E Preferred Stock, and by other transactions.

        Payment of dividends on the Series E Preferred Stock will be subordinated to all of our existing and future debt and will be structurally subordinate to the obligations of our subsidiaries. In addition, we may issue additional shares of Series E Preferred Stock or shares of another class or series of preferred stock ranking on parity with (or, upon the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock together with each other class or series of preferred stock ranking on parity with the Series E Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up and upon which like voting rights have been conferred, senior to) the Series E Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up. Other than the conversion right afforded to holders of Series E Preferred Stock upon the occurrence of a Change of Control as described under "Description of Series E Preferred Stock—Conversion Rights" and other than the limited voting rights as described under "Description of Series E Preferred Stock—Limited Voting Rights" below, none of the provisions relating to the Series E Preferred Stock relate to or limit our indebtedness or afford the holders of the Series E Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease, or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series E Preferred Stock. These factors may affect the trading price of the Series E Preferred Stock.

As a holder of Series E Preferred Stock you have extremely limited voting rights.

        Your voting rights as a holder of Series E Preferred Stock will be limited. Shares of our common stock are currently the only class of our stock carrying full voting rights. Voting rights for holders of Series E Preferred Stock exist primarily with respect to material and adverse changes in the terms of the Series E Preferred Stock, the creation of additional classes or series of preferred stock that are senior to the Series E Preferred Stock, and our failure to pay dividends on the Series E Preferred Stock.

Our power to pay dividends is limited by the requirements of Maryland law.

        Our power to pay dividends on the Series E Preferred Stock is limited by the laws of Maryland. Under Maryland General Corporation Law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or, except for certain distributions paid out of net earnings, the corporation's total assets would be less than the sum of its total liabilities plus, in certain circumstances, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on the Series E Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or, except for certain distributions paid out of net earnings, our total assets would be less than the sum of our total liabilities plus, in certain circumstances, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any shares of preferred stock then outstanding, if any, with preferences senior to those of the Series E Preferred Stock.

We cannot assure you that we will be able to pay dividends regularly.

        Our ability to pay dividends in the future is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our subsidiaries. We cannot guarantee that we will be able to pay dividends on a regular quarterly basis in the future. Furthermore, any new shares of common stock issued will substantially increase the cash required to continue to pay cash dividends at current levels. Any common stock or preferred stock that may in the future be issued to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.

The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our Company.

        Upon the occurrence of a Change of Control, holders of the Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Stock) to convert some or all of their Series E Preferred Stock into shares of our common stock (or equivalent value of alternative consideration). See "Description of Series E Preferred Stock—Conversion Rights." Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series E Preferred Stock converted. If the Common Stock Price is less than $35.46 (which is approximately 50% of the per-share closing sale price of our common stock reported on the NYSE on March 7, 2012), subject to adjustment, the holders will receive a maximum of 0.7050 shares of our common stock per share of Series E Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series E Preferred Stock. In addition, the Change of Control conversion feature of the Series E Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring, or preventing certain change of control transactions of our company under circumstances that otherwise could provide the holders of our common stock and Series E Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

If our common stock is delisted, your ability to transfer or sell your shares of the Series E Preferred Stock may be limited and the market value of the Series E Preferred Stock will be materially adversely affected.

        Other than in connection with certain change of control transactions, the Series E Preferred Stock does not contain provisions that protect you if our common stock is delisted. Since the Series E Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series E Preferred Stock and receive stated dividends on the stock when, as, and if authorized by our Board of Directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series E Preferred Stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series E Preferred Stock may be limited and the market value of the Series E Preferred Stock will be materially adversely affected.

 USE OF PROCEEDS

        We expect to receive approximately $125.5 million in net proceeds from the sale of the Series E Preferred Stock in this offering, after payment of our expenses related to this offering and underwriting discounts and commissions. We intend to use the net proceeds from this offering to reduce the outstanding balance of our borrowings on our unsecured line of credit. Thereafter, we intend to borrow under our unsecured line of credit to fund the redemption of our outstanding Series C Preferred Stock.

        We may also borrow from time to time under our unsecured line of credit to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, which may include the selective development or redevelopment of existing or new life science properties.

        As of December 31, 2011, we had approximately $1.1 billion available under our $1.5 billion unsecured line of credit with a weighted average interest rate of approximately 2.59%. Our unsecured line of credit matures in January 2015, assuming we exercise our sole right to extend the maturity twice by an additional six months. Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, and Santander Investment Securities Inc. are lenders under our unsecured line of credit.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our consolidated ratios of earnings to fixed charges and preferred stock dividends were 1.33, 1.28, 1.22, 1.05, and 1.07 for the years ended December 31, 2011, 2010, 2009, 2008, and 2007, respectively.

        We compute the ratios of earnings to fixed charges and preferred stock dividends by dividing earnings by combined fixed charges and preferred stock dividends. For this purpose, earnings consist of earnings from continuing operations before income taxes and fixed charges less minority interest in income of subsidiaries which have not incurred fixed charges. Fixed charges consist of interest incurred (including amortization of deferred financing costs and capitalized interest) and preferred stock dividends.

 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2011:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to (i) the sale of 5,200,000 shares of the Series E Preferred Stock in this offering at $25.00 per share; (ii) the sale of $550 million aggregate principal amount of our 4.60% senior notes due 2022 on February 29, 2012, and the application of the proceeds of this sale to repay the outstanding principal balance of our 2012 unsecured bank term loan under our unsecured credit facility and to reduce the outstanding balance of our borrowings on our unsecured line of credit; (iii) our use of the net proceeds to reduce the outstanding balance of our borrowings on our unsecured line of credit, as described herein under the caption "Use of Proceeds," (iv) the borrowing of $83.8 million under our unsecured line of credit after December 31, 2011 to fund the repurchase of our 3.70% unsecured senior convertible notes in January 2012, and (v) the expected borrowing of $129.6 million under our unsecured line of credit after December 31, 2011 to fund the redemption of our Series C Preferred Stock.

        The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, the financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus supplement.

	As of December 31, 2011
(Dollars in thousands, except per share amounts)	Actual		As Adjusted
Debt:
Secured notes payable(1)	$724,305		$724,305
Unsecured senior notes payable	—		549,533
Unsecured line of credit	370,000		163,258
Unsecured bank term loans	1,600,000	(2)	1,350,000
Unsecured convertible notes(3)	84,959		1,235
Alexandria Real Estate Equities, Inc.'s stockholders' equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized:
5,185,500 shares of 8.375% Series C Cumulative Redeemable Preferred Stock issued and outstanding on a historical basis; $25.00 liquidation value	129,638		—
10,000,000 shares of 7.00% Series D Cumulative Convertible Preferred Stock issued and outstanding on a historical and pro forma basis; $25.00 liquidation value	250,000		250,000
5,200,000 shares of 6.45% Series E Redeemable Preferred Stock issued and outstanding on a pro forma basis; $25.00 liquidation value	—		130,000
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 61,560,472 shares issued and outstanding on an historical and pro forma basis(4)	616		616
Excess stock, $0.01 par value per share; 200,000,000 shares authorized; 0 shares issued and outstanding on an historical and pro forma basis	—		—
Additional paid-in capital	3,028,558		3,024,013
Retained earnings	—		—
Accumulated other comprehensive loss(5)	(34,511)		(34,511)

Total capitalization	$6,153,565		$6,158,449

(1)
Includes unamortized discount of $820,000 as of December 31, 2011.

(2)
Composed of a $250 million unsecured bank term loan, a $750 million unsecured bank term loan, and a $600 million unsecured bank term loan.

(3)
Includes unamortized discount of $92,000 as of December 31, 2011.

(4)
The information presented does not include 1,178,441 shares of our common stock that we have reserved for issuance under our Amended and Restated 1997 Stock Award and Incentive Plan and 3,500 options to purchase shares of our common stock, all of which were exercisable and outstanding as of December 31, 2011.

(5)
Accumulated other comprehensive loss consists of $3.8 million of unrealized gains on marketable securities, $33.0 million of unrealized losses on interest rate hedge agreements, and $5.3 million of unrealized foreign currency translation loss.

 DESCRIPTION OF SERIES E PREFERRED STOCK

        The following summary of the material terms and provisions of the Series E Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our charter, including the articles supplementary creating the Series E Preferred Stock, our bylaws, as amended, each of which is available from us, and applicable laws. This description of the particular terms of the Series E Preferred Stock supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

        We are currently authorized to issue up to 100,000,000 shares of preferred stock in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, in each case, if any, as are permitted by Maryland law and as our Board of Directors may determine without any further vote or action by our stockholders.

        Prior to the completion of this offering, our Board of Directors will adopt articles supplementary to our charter determining the number and the terms of a series of preferred stock that will be designated "6.45% Series E Cumulative Redeemable Preferred Stock." The following summary of the terms and provisions of the Series E Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our charter, including the articles supplementary to be adopted, each of which you may obtain from us.

        As of the date of this prospectus supplement, no shares of the Series E Preferred Stock are outstanding.

        Except as described under "—Voting Rights" below, none of the terms of the Series E Preferred Stock, our charter, or any of our debt agreements contain any provisions affording holders of the Series E Preferred Stock protection in the event of a highly leveraged or other transaction that might adversely affect holders of the Series E Preferred Stock.

Ranking

        The Series E Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution, or winding up of our affairs:

  •
  senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series E Preferred Stock;

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  on parity with the Series C Preferred Stock, the Series D Preferred Stock, and any other class or series of our capital stock expressly designated as ranking on parity with the Series E Preferred Stock; and

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  junior to any other class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock.

        The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series E Preferred Stock. The Series E Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations. See the Articles Supplementary of the Company relating to the 8.375% Series C Cumulative Redeemable Preferred Stock of the Company attached as Exhibit 3.4 to our Form 8-A filed with the Securities and Exchange Commission on June 28, 2004 for information regarding the Series C Preferred Stock, and the Articles Supplementary of the Company relating to the 7.00% Series D Cumulative Convertible Preferred Stock of the Company attached as Exhibit 3.1 to our Form 8-K filed with the Securities and Exchange Commission on March 19, 2008 for information regarding the Series D Preferred Stock.

Dividends

        Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series E Preferred Stock with respect to dividend rights, holders of shares of the Series E Preferred Stock are entitled to receive, when, as, and if authorized by our Board of Directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.45% per annum of the $25.00 liquidation preference per share of the Series E Preferred Stock (equivalent to the fixed annual amount of approximately $1.6125 per share of our series E preferred stock).

        Dividends on the Series E Preferred Stock will accrue and be cumulative from and including the date of original issue and will be payable to investors quarterly in arrears on or about the 15th day of each of January, April, July, and October of each year (except that the first dividend is scheduled to be paid on July 15, 2012) or, if such day is not a business day, on the next succeeding business day with the same force and effect as if made on such date. The term "business day" means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

        The amount of any dividend payable on the Series E Preferred Stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the 15th day of January, April, July, and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of Series E Preferred Stock shall be redeemed). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be a date designated by our Board of Directors as the record date for the payment of dividends that is not more than 30 and not fewer than 10 days prior to the scheduled dividend payment date (each a "Dividend Record Date").

        The first dividend on the Series E Preferred Stock is scheduled to be paid on July 15, 2012, and will be a pro rata dividend from and including the original issue date in the amount of $0.5375 per share.

        No dividends on shares of the Series E Preferred Stock may be authorized by our Board of Directors and declared by us or paid or set apart for payment by us at such time as the terms and provisions of any of our agreements, including any declaration, payment, or setting apart for payment which would constitute a breach thereof or a default thereunder, or if such declaration or payment is restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series E Preferred Stock will accrue whether or not:

  •
  we have earnings;

  •
  there are funds legally available for the payment of those dividends; or

  •
  those dividends are authorized or declared.

        Except as described in the next paragraph, unless full cumulative dividends on our Series E Preferred Stock for all past dividend periods shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

  •
  declare and pay or declare and set apart for payment of dividends, and we will not declare and make any distribution of, cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the Series E Preferred Stock, for any period; or

  •
  redeem, purchase, or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to the Series E Preferred Stock.

        The foregoing sentence, however, will not prohibit:

  •
  dividends payable solely in capital stock ranking junior to the Series E Preferred Stock;

  •
  the conversion into or exchange for other shares of any class or series of our capital stock ranking junior to the Series E Preferred Stock;

  •
  redemptions, purchases, or exchanges for the purpose of preserving our qualification as a REIT;

  •
  redemptions, purchases or other acquisitions of common stock made for purposes of an employee incentive or benefit plan of the Company; or

  •
  a redemption, purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock and any other class or series of our capital stock ranking, as to dividends, on parity with the Series E Preferred Stock.

        When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the Series E Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series E Preferred Stock, we will declare any dividends upon the Series E Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series E Preferred Stock pro rata, so that the amount of dividends declared per share of Series E Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series E Preferred Stock which may be in arrears.

        Holders of shares of the Series E Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series E Preferred Stock as described above. Any dividend payment made on the Series E Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series E Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

        We do not intend to declare dividends on the Series E Preferred Stock, or pay or set apart for payment dividends on the Series E Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment, or setting apart for payment or provide that such declaration, payment, or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our Board of Directors and declared by us or paid or set apart for payment if such authorization, declaration, or payment is restricted or prohibited by law.

Liquidation Preference

        Subject to the rights of other series of preferred stock which may from time to time come into existence, upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, junior to the Series E Preferred Stock, holders of shares of Series E Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of Series E Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution, or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of the Series E Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the Series E Preferred Stock in the distribution of assets, then holders of shares of the Series E Preferred Stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series E Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Holders of shares of the Series E Preferred Stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution, or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of the Series E Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust, or other entity, or the voluntary sale, lease, consolidation, transfer, or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution, or winding up of our affairs.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series E Preferred Stock will not be added to our total liabilities.

Optional Redemption

        The Series E Preferred Stock is not redeemable before March 15, 2017, except as described below under "—Special Optional Redemption" and except that, in order to ensure that we will remain qualified as a REIT for federal tax purposes, the Series E Preferred Stock owned by a stockholder in excess of the ownership limit, as described in "—Restrictions on Ownership and Transfer", will automatically be exchanged for shares of our excess stock and we will have the right to purchase such excess stock from the holder. On and after March 15, 2017, we may, at our option upon not less than 30 nor more than 60 days written notice, redeem shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not authorized or declared), if any, up to but excluding the date fixed for redemption (except as provided below), to the extent we have funds legally available for that purpose.

Procedures for Redemption

        Holders of Series E Preferred Stock to be redeemed will be required to surrender such Series E Preferred Stock at the place designated in such notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any shares of Series E Preferred Stock has been given and if the funds necessary for such redemption have been set apart by us in trust for the benefit of the holders of any shares of Series E Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock will no longer be deemed outstanding, and all rights of the holders of such shares will terminate, except the right to receive the redemption price. So long as no dividends for past dividend periods are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Series E Preferred Stock, including the repurchase of shares of Series E Preferred Stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our Board of Directors.

        If fewer than all of the outstanding shares of the Series E Preferred Stock are to be redeemed, we will select the shares of Series E Preferred Stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot, or by any other equitable method determined by us. Our ability to redeem Series E Preferred Stock is subject to the limitations on distributions in the Maryland General Corporation Law.

        Unless full cumulative dividends on all shares of Series E Preferred Stock have been or contemporaneously are authorized, declared, and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series E Preferred Stock or any class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the Series E Preferred Stock ("Parity Stock") may be redeemed unless all outstanding shares of Series E Preferred Stock or Parity Stock are simultaneously redeemed and we will not have the right to purchase or otherwise acquire directly or indirectly any shares of Series E Preferred Stock or Parity Stock (except by exchange for our stock ranking junior to the Series E Preferred Stock or Parity Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the exchange by us of Series E Preferred Stock or Parity Stock for an equal number of shares of our excess stock in order to ensure that we continue to meet the requirements for qualification as a REIT for federal income tax purposes as described under "—Restrictions on Ownership and Transfer," or the purchase or acquisition of shares of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock.

        We will mail a redemption notice not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named in "—Transfer Agent and Registrar." No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Stock may be listed or admitted to trading, each notice will state: (1) the redemption date; (2) the redemption price; (3) the number of shares of Series E Preferred Stock to be redeemed; (4) the place or places where the certificates, if any, representing shares of Series E Preferred Stock are to be surrendered for payment of the redemption price; and (5) that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accumulate on such redemption date. If less than all of the Series E Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder will also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed.

        On any redemption of Series E Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding dividend payment date, in which case each holder of Series E Preferred Stock at the close of business on such Dividend Record Date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares between such Dividend Record Date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series E Preferred Stock that may have been called for redemption.

        The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that we continue to meet the requirements for qualification as a REIT for federal income tax purposes, Series E Preferred Stock acquired by a stockholder in excess of the 9.8% ownership limitation contained in our charter will automatically be exchanged for shares of our excess stock. See "—Restrictions on Ownership and Transfer."

Special Optional Redemption

        Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series E Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series E Preferred Stock will not have the conversion right described below under "—Conversion Rights."

        We will mail to you, if you are a record holder of the Series E Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series E Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series E Preferred Stock to be redeemed;

  •
  the place or places where the certificates, if any, representing shares of Series E Preferred Stock are to be surrendered for payment of the redemption price;

  •
  procedures for surrendering noncertificated shares of Series E Preferred Stock for payment of the redemption price;

  •
  that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accumulate on such redemption date;

  •
  that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series E Preferred Stock;

  •
  that the Series E Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

  •
  that the holders of the Series E Preferred Stock to which the notice relates will not be able to tender such Series E Preferred Stock for conversion in connection with the Change of Control and each share of Series E Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        If we redeem fewer than all of the outstanding shares of Series E Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series E Preferred

Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series E Preferred Stock to be redeemed as described below in "—Procedures for Redemption."

        If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series E Preferred Stock called for redemption, then from and after the redemption date, those shares of Series E Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series E Preferred Stock will terminate. The holders of those shares of Series E Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but excluding, the redemption date, without interest.

        The holders of Series E Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series E Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series E Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Stock to be redeemed.

        A "Change of Control" is when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, or other acquisition transaction or series of purchases, mergers, or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex, or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex, or NASDAQ.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Stock as described under "—Optional Redemption" or "—Special Optional Redemption," to convert some or all of the Series E Preferred Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock (the "Common Stock Conversion Consideration"), which is equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the "Conversion Rate"); and

  •
  0.7050 (i.e., the Share Cap).

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a "Share Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 3,666,000 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable) (the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and also subject to a corresponding adjustment if the number of authorized shares of Series E Preferred Stock is increased and such additional shares are thereafter issued by the Company.

        In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities, or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of Series E Preferred Stock will receive upon conversion of such Series E Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, the "Conversion Consideration").

        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        We will not issue fractional shares of common stock upon the conversion of the Series E Preferred Stock. Instead, we will pay the cash value of such fractional shares.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series E Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the last date on which the holders of Series E Preferred Stock may exercise their Change of Control Conversion Right;

  •
  the method and period for calculating the Common Stock Price;

  •
  the Change of Control Conversion Date;

  •
  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series E Preferred Stock, holders will not be able to convert Series E Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock;

  •
  the name and address of the paying agent and the conversion agent; and

  •
  the procedures that the holders of Series E Preferred Stock must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire, or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series E Preferred Stock.

        To exercise the Change of Control Conversion Right, the holders of Series E Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series E Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

  •
  the number of shares of Series E Preferred Stock to be converted; and

  •
  that the Series E Preferred Stock is to be converted pursuant to the applicable provisions of the Series E Preferred Stock.

        The "Change of Control Conversion Date" is the date the Series E Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series E Preferred Stock.

        The "Common Stock Price" will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but excluding, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but excluding, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

        Holders of Series E Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn shares of Series E Preferred Stock;

  •
  if certificated Series E Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series E Preferred Stock; and

  •
  the number of shares of Series E Preferred Stock, if any, which remain subject to the conversion notice.

        Notwithstanding the foregoing, if the Series E Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company or any successor entity (collectively, "DTC").

        Series E Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series E Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series E Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series E Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but excluding, the redemption date, in accordance with our optional redemption right or special optional redemption right. See "—Optional Redemption" and "—Special Optional Redemption" above.

        We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series E Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series E Preferred Stock, no holder of Series E Preferred Stock will be entitled to convert such Series E Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the Series E Preferred Stock, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership and Transfer" below.

        The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See "Risk Factors—The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our Company."

        Except as provided above in connection with a Change of Control, the Series E Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

        Holders of shares of the Series E Preferred Stock generally do not have any voting rights, except as set forth below.

        If dividends on the Series E Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (a "Preferred Dividend Default"), holders of shares of the Series E Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board of Directors (the "Preferred Stock Directors"), until all unpaid dividends with respect to the Series E Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set apart for such payment. In such a case, the number of directors serving on our Board of Directors will be increased by two. The Preferred Stock Directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting of stockholders and each Preferred Stock Director will serve until his successor is duly elected and qualifies or until the director's right to hold the office terminates, whichever occurs earlier. The election will take place at:

  •
  a special meeting called by holders of at least 20% of the outstanding shares of Series E Preferred Stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

  •
  each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the Series E Preferred Stock and on any other class or series of preferred upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

        If and when all accumulated dividends on the Series E Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set apart for payment, holders of shares of the Series E Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every Preferred Dividend Default) and the term and office of such Preferred Stock Directors so elected will terminate and the entire Board of Directors will be reduced accordingly. The Preferred Stock Directors shall each be entitled to one vote on any matter.

        In addition, so long as any shares of the Series E Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series E Preferred Stock together with each other class or series of preferred stock ranking on parity with the Series E Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution, or winding up and upon which like voting rights have been conferred (voting as a single class):

  •
  authorize, create, or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such Series E Preferred Stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution, or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize, or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  •
  amend, alter, or repeal the provisions of our charter, including the terms of the Series E Preferred Stock, whether by merger, consolidation, transfer, or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege, or voting power of the Series E Preferred Stock;

except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series E Preferred Stock remains outstanding with the terms of the Series E Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges, or voting power of the Series E Preferred Stock, and in such case, such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series E Preferred Stock receive the greater of the full trading price of the Series E Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

        Holders of shares of the Series E Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of Series E Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the Series E Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up.

        Holders of shares of the Series E Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of the Series E Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation, or sale may have upon the powers, preferences, voting power, or other rights or privileges of the Series E Preferred Stock, except as set forth above. Holders of shares of Series E Preferred Stock will have exclusive voting rights on any charter amendment that would alter only the contract rights of the Series E Preferred Stock.

        In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed, called for redemption or otherwise reaquired or repurchased upon proper procedures all outstanding shares of the Series E Preferred Stock.

        In any matter in which the Series E Preferred Stock may vote (as expressly provided in the articles supplementary creating the Series E Preferred Stock), each share of the Series E Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of the Series E Preferred Stock will be entitled to one vote.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter provides that if, at any time when we are qualified as a REIT, a transfer of any of our capital stock (either common stock or preferred stock) would result in (1) any person (other than persons excepted by our charter or by our Board of Directors) acquiring directly or indirectly beneficial ownership of more than 9.8% of the total value of our outstanding shares of capital stock; (2) our outstanding capital stock being constructively or beneficially owned by fewer than 100 persons; or (3) our being "closely held" within the meaning of Section 856 of the Code, then:

  •
  any proposed transfer will not be valid and will not be recognized by us; and

  •
  the shares proposed to be transferred will be automatically exchanged for shares of a separate class of stock, called excess stock, which will be held by a trustee of a trust for the exclusive benefit of a charitable beneficiary until such time as the shares are re-transferred to a person or persons in whose hands the shares would not be excess stock and certain price-related restrictions are satisfied. The shares of our excess stock held by the trustee will not provide the proposed transferee with any voting or dividend rights. However, the proposed transferee will have certain rights in the event of our liquidation, dissolution, or winding up.

        For a further description of restrictions on ownership and transfer of all series and classes of shares of our capital stock, see "Description of Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Maturity

        The Series E Preferred Stock has no maturity date, and we are not required to redeem the Series E Preferred Stock at any time. Accordingly, the Series E Preferred Stock will remain outstanding indefinitely unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of Series E Preferred Stock have a conversion right, such holders convert the Series E Preferred Stock into our common stock. The Series E Preferred Stock is not subject to any sinking fund.

Transfer Agent

        The transfer agent and registrar for the Series E Preferred Stock is American Stock Transfer & Trust Company.

Form and Book-Entry System

        The Series E Preferred Stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series E Preferred Stock. Owners of beneficial interests in the Series E Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series E Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series E Preferred Stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniformed Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations, and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        The Series E Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

  •
  DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days; or

  •
  we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion provides additional U.S. federal income tax considerations relevant to the acquisition, ownership, and disposition of the Series E Preferred Stock by taxable domestic stockholders, as defined in the accompanying prospectus. This discussion supplements, and should be read together with, the discussion under the heading "Federal Income Tax Considerations—Taxation of Our Stockholders—Taxation of Taxable Domestic Stockholders" in such prospectus.

        What follows is based on current provisions of the Code, current and proposed Treasury regulations, administrative decisions and rulings of the Internal Revenue Service (the "IRS"), and court decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion, together with the discussion in the accompanying prospectus, does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under the federal income tax laws. In particular, such discussions deal only with stockholders that hold the Series E Preferred Stock as capital assets within the meaning of the Code. Except as expressly provided otherwise, these discussions do not address the tax treatment of special classes of stockholders, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding our stock as part of a hedge, straddle, or other risk reduction, constructive sale, or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts, and persons who are not citizens or residents of the United States. Furthermore, these discussions do not address any state, local, foreign, or non-income tax considerations.

        If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Series E Preferred Stock, the U.S. federal income tax consequences to a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax considerations of an investment in our shares.

THE DISCUSSION SET FORTH BELOW AND IN THE ACCOMPANYING PROSPECTUS IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS APPLICABLE STATE, LOCAL, FOREIGN, AND NON-INCOME TAX LAWS.

Distributions

        In determining the extent to which a distribution on the Series E Preferred Stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock (with further priority given among each class of preferred stock in accordance with their relative priorities) and then to distributions with respect to our common shares.

Redemptions

        A redemption of the Series E Preferred Stock generally will be treated in the same manner as a sale or other taxable disposition of such stock provided such redemption (i) is "substantially disproportionate" with respect to the redeemed stockholder, (ii) results in a "complete termination" of such stockholder's stock interest in us, or (iii) is "not essentially equivalent to a dividend" with respect to such stockholder, in each case within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered owned by such stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, must be taken into account. Because the determination as to whether any of the tests of Section 302(b) of the Code will be satisfied with respect to any particular stockholder depends on the facts and circumstances at the time such determination must be made, prospective stockholders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption of the Series E Preferred Stock fails to meet each of the foregoing tests, such redemption will be treated as a distribution on our stock. Moreover, if such distribution is treated as a dividend, the stockholder's adjusted tax basis in its Series E Preferred Stock will be transferred to any other shares of our stock held by such stockholder unless such stockholder owns no other shares of our stock, in which case such basis may be transferred to a related person or may be lost entirely.

Conversions

        Except as provided below, a stockholder generally will not recognize gain or loss on the conversion of Series E Preferred Stock into shares of our common stock. Such stockholder's adjusted tax basis and holding period in the shares of common stock received on conversion generally will be the same as those of the converted Series E Preferred Stock except a portion of such basis will be allocated to any fractional share of common stock exchanged for cash.

        The receipt of cash in lieu of a fractional share of common stock generally will be treated as a sale or other taxable disposition of such fractional share such that gain or loss will be recognized on such receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to such fractional share.

        Any common stock received in exchange for accrued and unpaid dividends on the Series E Preferred Stock generally will be treated as a distribution on such preferred stock.

        If a stockholder receives Alternative Conversion Consideration, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control. Stockholders converting their shares of Series E Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received on any such conversion.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and RBC Capital Markets, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of the Series E Preferred Stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,560,000
Citigroup Global Markets Inc.	1,560,000
RBC Capital Markets, LLC	1,040,000
J.P. Morgan Securities LLC	520,000
Credit Suisse Securities (USA) LLC	260,000
Santander Investment Securities Inc.	260,000

Total	5,200,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Series E Preferred Stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares of Series E Preferred Stock, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of Series E Preferred Stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the shares of Series E Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and those dealers may reallow, a concession not to exceed $0.45 per share to other dealers. After the initial offering, the public offering price, concession, or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Share	Total
Public offering price	$25.0000	$130,000,000
Underwriting discounts and commissions to be paid by us	0.7875	$4,095,000
Proceeds, before expenses, to us	$24.2125	$125,905,000

        The expenses of the offering, not including the underwriting discounts and commissions, are estimated at $450,000 and are payable by us.

        In connection with the offering, the underwriters may purchase and sell shares of the Series E Preferred Stock in the open market. These transactions may include short sales, syndicate covering transactions, and stabilizing transactions. Short sales involve syndicate sales of shares of the Series E Preferred Stock in excess of the number of shares to be purchased by the underwriters in this offering, which creates a syndicate short position. Transactions to close out the covered syndicate short positions involve purchases of the Series E Preferred Stock in the open market after the distribution has been completed. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

New York Stock Exchange Listing

        No market currently exists for the Series E Preferred Stock. We intend to file an application to list the Series E Preferred Stock on the NYSE under the symbol "ARE PrE." If listing is approved, we expect trading to commence within 30 days after initial delivery of the Series E Preferred Stock. The underwriters have advised us that they intend to make a market in the Series E Preferred Stock prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the Series E Preferred Stock will develop or be maintained prior or subsequent to commencement of trading on the NYSE.

Price Stabilization, Short Positions

        In connection with the offering, the underwriters may purchase and sell shares of Series E Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of the Series E Preferred Stock than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Series E Preferred Stock or preventing or retarding a decline in the market price of the Series E Preferred Stock. As a result, the price of the Series E Preferred Stock may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series E Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

        Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Santander Investment Securities Inc. are lenders under our unsecured line of credit. The net proceeds from this offering will be used to reduce the outstanding balance of our borrowings on our unsecured line of credit. See "Use of Proceeds." As a result, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Santander Investment Securities Inc. have advised us that more than 5% of the net proceeds may be used to repay indebtedness under our unsecured line of credit to banking affiliates of the underwriters. As of December 31, 2011, we had approximately $1.1 billion available under our $1.5 billion unsecured line of credit.

Other Relationships

        Affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC, J.P. Morgan Securities LLC, and Credit Suisse Securities (USA) LLC are lenders under our $600 million unsecured bank term loan. In addition, affiliates of each of Citigroup Global Markets Inc., RBC Capital Markets, LLC and Santander Investment Securities Inc. are lenders under our $750 million unsecured bank term loan.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory, and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such short positions could adversely affect future trading prices of the Shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

        We expect that delivery of the Series E Preferred Stock will be made to investors on or about March 15, 2012, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares on the date of pricing of the shares or the next two succeeding business days will be required, by virtue of the fact that the shares initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that

Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the Series E Preferred Stock which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of Series E Preferred Stock shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of the Series E Preferred Stock to the public in relation to any Series E Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series E Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe the Series E Preferred Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Series E Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or the guarantor; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series E Preferred Stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The Series E Preferred Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series E Preferred Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Series E Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series E Preferred Stock may not be circulated or distributed, nor may the Series E Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Series E Preferred Stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Series E Preferred Stock under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

 LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California, and certain matters with respect to Maryland law, including the validity of the shares of the Series E Preferred Stock offered hereby, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York. Morrison & Foerster LLP and Clifford Chance US LLP will rely upon the opinion of Venable LLP as to all matters with respect to Maryland law.

EXPERTS

        The consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc. for the year ended December 31, 2011 appearing in Alexandria Real Estate Equities, Inc.'s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 22, 2012, and the effectiveness of Alexandria Real Estate Equities, Inc.'s internal control over financial reporting as of December 31, 2011 as reported in Alexandria Real Estate Equities, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included and incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and schedule and Alexandria Real Estate Equities, Inc. management's assessment of the effective of internal controls over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Alexandria Real Estate Equities, Inc.

Common Stock	Rights
Preferred Stock	Warrants
Debt Securities

Alexandria Real Estate Equities, L.P.

Guarantees of Debt Securities

        We may issue shares of Alexandria Real Estate Equities, Inc.'s common stock, preferred stock, rights, warrants or debt securities, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings. Alexandria Real Estate Equities, L.P. may guarantee any debt securities that we issue under this prospectus.

        Each time that we or any selling security holders sell securities under this prospectus, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or such other offering material.

        We or any selling security holders may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements or other offering material. We also may sell securities directly to investors. We will not receive any proceeds from the sale of common stock, preferred stock, rights, warrants, debt securities or guarantees sold by any selling security holder.

        Our common stock is traded on the New York Stock Exchange under the symbol "ARE."

        Investing in our securities involves risks. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2012.

About this Prospectus	ii
Risk Factors	1
Where You Can Find More Information	1
The Company	3
Securities That May Be Offered	4
Use of Proceeds	4
Description of Stock	5
Description of Rights	10
Description of Warrants	11
Description of Debt Securities and Related Guarantees	12
Description of Global Securities	18
Provisions of Maryland Law and of Our Charter and Bylaws	21
Federal Income Tax Considerations	24
Legal Matters	37
Experts	37
Forward-Looking Statements	37

i

 ABOUT THIS PROSPECTUS

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our," "our company" or "the company" refer to Alexandria Real Estate Equities, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Alexandria Real Estate Equities, L.P., a Delaware limited partnership.

        This prospectus is part of a "shelf" registration statement that we have filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we or any selling security holders may sell the common stock, preferred stock, rights, warrants or debt securities and the related guarantees described in this prospectus, any prospectus supplement or any other offering material:

  •
  from time to time and in one or more offerings;

  •
  in one or more series; and

  •
  in any combination thereof.

        If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder's account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

        Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. To understand fully the terms of the securities we or any selling security holders are offering with this prospectus, you should carefully read this entire prospectus, the applicable prospectus supplement and any other offering material, as well as the documents we have incorporated by reference. We are subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, and therefore file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules or regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.

        YOU SHOULD CAREFULLY READ THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY APPLICABLE OTHER OFFERING MATERIAL, AS WELL AS THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE AS DESCRIBED UNDER THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." WE ARE NOT MAKING AN OFFER OF THE SECURITIES OFFERED HEREBY IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

        THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR OTHER OFFERING MATERIAL.

        You should rely only on the information contained in this prospectus, the applicable prospectus supplement and/or other offering materials, and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus, the applicable prospectus supplement, our other offering materials or the documents we have incorporated by reference is accurate as of any date other than the date of the respective document.

ii

 RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled "Forward-Looking Statements."

WHERE YOU CAN FIND MORE INFORMATION

Where Documents are Filed; Copies of Documents

        We are subject to the informational requirements of the Exchange Act in accordance with which we file reports, proxy statements and other information with the SEC. This registration statement, the exhibits and schedules forming a part thereof, and the reports, proxy statements and other information we have filed with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such material also may be accessed by visiting the following internet website maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC: http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and similar information regarding us and the information we provide to the exchange may be inspected and copied at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        You may also access further information about us by visiting our website at www.are.com. Please note that the information and materials found on our website, except for our SEC filings expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.

Incorporation of Documents by Reference

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.

        The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus and any prospectus supplement. Information that we file with the SEC after the date of this prospectus will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus.

        The following documents are incorporated by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 21, 2012;

  •
  our Current Report on Form 8-K, as filed with the SEC on February 22, 2012.

  •
  the description of our 8.375% Series C cumulative redeemable preferred stock contained in the Registration Statement on Form 8-A filed on June 28, 2004, including any amendments or reports filed for the purpose of updating such description;

  •
  the description of our common stock contained in the Registration Statement on Form 8-A filed on May 14, 1997, including any amendments or reports filed for the purpose of updating such description; and

  •
  all reports or documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those that we "furnish" pursuant to Item 2.02 or 7.01 of Form 8-K or other information "furnished" to the SEC) after the date of this prospectus and prior to the termination of the offering.

        If information in any of these incorporated documents conflicts with information in this prospectus, prospectus supplement or any other offering materials, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

        You may request from us at no cost a copy of any document we incorporate by reference, excluding all exhibits to such incorporated documents (unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document), by making such a request in writing or by telephone to the following address:

Alexandria Real Estate Equities, Inc.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101
Attention: Corporate Secretary
(626) 578-0777

        Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus.

 THE COMPANY

        Alexandria Real Estate Equities, Inc. is a Maryland corporation formed in October 1994 that has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. We are the largest owner and preeminent REIT focused principally on science-driven cluster development through the ownership, operation, management, selective acquisition, development, and redevelopment of properties containing life science laboratory space. We are the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities and government agencies. Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Our operating platform is based on the principle of "clustering," with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

        Alexandria Real Estate Equities, L.P. is a Delaware limited partnership of which our wholly owned subsidiary, ARE-QRS Corp., is the sole general partner. Alexandria Real Estate Equities, Inc. and ARE-QRS Corp. together hold all of the limited partnership interests in Alexandria Real Estate Equities, L.P. We directly or indirectly hold a majority of our interests in our properties and land, and conduct most of our operations, through Alexandria Real Estate Equities, L.P. and its subsidiaries.

        For additional information regarding our business, we refer you to our filings with the SEC incorporated by reference in this prospectus. See "Where You Can Find More Information."

        Our principal executive offices are located at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 and our telephone number is (626) 578-0777.

 SECURITIES THAT MAY BE OFFERED

        We or any selling security holder may offer and sell from time to time, at prices determined by negotiation, "at-the-market" or otherwise, as described by the applicable prospectus or other offering material, in one or more offerings, the following securities:

  •
  common stock;

  •
  preferred stock;

  •
  rights;

  •
  warrants; and/or

  •
  debt securities and related guarantees, if any.

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement or other offering material, summarize all the material terms and provisions of the various types of securities that we or any selling security holder may offer under this prospectus. The particular terms of the securities offered by this prospectus will be described in a prospectus supplement or other offering material.

        This prospectus contains a summary of the material general terms of the various securities that we or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Where You Can Find More Information" to find out how you can obtain a copy of those documents.

        The terms of any offering of securities, the initial offering price of any such offering and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to that offering.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities to reduce the outstanding balance on our unsecured line of credit or other borrowings or for general corporate purposes. If initially used to pay down our unsecured line of credit, we may then borrow from time to time under our unsecured line of credit to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, including the selective development or redevelopment of existing or new life science properties.

        We will not receive any of the proceeds from the sale of the securities to which this prospectus relates that are offered by any selling security holders.

 DESCRIPTION OF STOCK

        The following summary of the terms of our stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

General

  Our charter provides that we may issue up to

  •
  100,000,000 shares of common stock, $.01 par value per share, or common stock;

  •
  100,000,000 shares of preferred stock, $.01 par value per share, or preferred stock; and

  •
  200,000,000 shares of excess stock, $.01 par value per share, or excess stock (as described below).

        Of our preferred stock,

  •
  1,610,000 shares are classified as 9.50% Series A cumulative redeemable preferred stock, or Series A preferred stock;

  •
  2,300,000 shares are classified as 9.10% Series B cumulative redeemable preferred stock, or Series B preferred stock;

  •
  5,750,000 shares are classified as 8.375% Series C cumulative redeemable preferred stock, or Series C preferred stock;

  •
  10,000,000 shares are classified as 7.00% Series D cumulative convertible preferred stock, or Series D preferred stock; and

  •
  500,000 shares are classified as Series A junior participating preferred stock, or Series A junior preferred stock.

        As of December 31, 2011 the following securities were issued and outstanding:

  •
  61,560,472 shares of our common stock;

  •
  no shares of our Series A preferred stock or Series A junior preferred stock;

  •
  no shares of our Series B preferred stock;

  •
  5,185,500 shares of our Series C preferred stock; and

  •
  10,000,000 shares of our Series D preferred stock.

        All 1,543,500 previously issued and outstanding shares of our Series A preferred stock were redeemed as of July 7, 2004, and all 2,300,000 previously issued and outstanding shares of our Series B preferred stock were redeemed as of March 20, 2007.

        Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

Common Stock

        Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock are entitled to receive dividends on such shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Our holders of common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, each outstanding share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of our stock, the holders of such shares will possess the exclusive voting power. In uncontested elections of directors, the affirmative vote of a majority of the total votes cast "for" or "against," or withheld as to a director nominee is sufficient to elect such director nominee. In contested elections, a plurality of votes cast is required for the election of a director. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, shares of our common stock will each have equal distribution, liquidation and other rights.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, the Board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

        Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "ARE." Any additional shares of common stock we issue will also be listed on the New York Stock Exchange upon official notice of issuance.

Preferred Stock

        Our charter authorizes our board of directors, without the approval of our stockholders, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock of any series. Prior to the issuance of shares of any series, our board of directors is required by the Maryland General Corporation Law and our charter to set, subject to the provisions of our charter regarding restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series, all of which will be set forth in articles supplementary to our charter adopted for that purpose by our board of directors or a duly authorized special committee thereof. Using this authority, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or for other reasons be desired by them.

        Upon issuance against full payment of the purchase price therefor, shares of preferred stock will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock to be offered pursuant to this prospectus will be described in the prospectus supplement or other offering material relating to that class or series, including a prospectus supplement or other offering material providing that preferred stock may be issuable upon the exercise of warrants or conversion of other securities issued by us. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement or other offering material do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

        Rank.    Unless otherwise specified in the applicable prospectus supplement or other offering material, our preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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  senior to all classes or series of our common stock, and to all our equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

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  on a parity with all equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

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  junior to all our existing and future indebtedness and to any class or series of equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

        Conversion Right.    The terms and conditions, if any, upon which any shares of any class or series of our preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement or other offering material relating thereto. Such terms will include:

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  the number of shares of our common stock into which the shares of our preferred stock are convertible;

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  the conversion price (or manner of calculation thereof);

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  the conversion period;

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  provisions as to whether conversion will be at the option of the holders of such class or series of our preferred stock or us;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our board of directors to authorize us to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financing and acquisition transactions and in meeting other needs that may arise. The additional classes or series of our preferred stock, as well as our common stock, will be available for issuance without further action by our stockholders, unless further action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no present intention to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals or certain tax-exempt entities (as set forth in the Internal Revenue Code) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Furthermore, shares of our outstanding stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.

        In order for us to maintain our qualification as a REIT, among other purposes, our charter provides for an ownership limit, which prohibits, with certain exceptions, direct or constructive ownership of shares of stock representing more than 9.8% of the combined total value of our outstanding shares of stock by any person, as defined in our charter.

        Our board of directors, in its sole discretion, may waive the ownership limit for any person. However, our board of directors may not grant such waiver if, after giving effect to such waiver, five individuals could beneficially own, in the aggregate, more than 49.9% of the value of our outstanding stock. As a condition to waiving the ownership limit, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine our status as a REIT. Notwithstanding the receipt of any such ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting a waiver.

        Our charter further prohibits any person from:

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  beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code; and

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  transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.

        Any transfer in violation of any of these restrictions is void ab initio. Any person who acquires or attempts to acquire beneficial or constructive ownership of shares of our stock in violation of the foregoing restrictions on ownership and transfer is required to give us notice immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify, or to attempt to qualify, as a REIT.

        If any transfer of shares of our stock or other event occurs that would result in any person beneficially or constructively becoming the owner of shares of our stock in excess or in violation of the above ownership or transfer limitations, or becoming a prohibited owner, then that number of shares of our stock (rounded up to the nearest whole share) the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations shall be automatically exchanged for an equal number of shares of excess stock. Those shares of excess stock will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will generally not acquire any rights in such shares. This automatic exchange will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of excess stock held in the trust will be issued and outstanding shares of our stock. The prohibited owner will not:

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  benefit economically from ownership of any shares of excess stock held in the trust;

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  have any rights to distributions thereon; or

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  possess any rights to vote or other rights attributable to the shares of excess stock held in the trust.

        The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to us upon demand, or, at our sole election, will be offset against any future dividends or distributions payable to the purported transferee or holder, and any dividend or distribution authorized but unpaid will be rescinded as void ab initio with respect to such shares of stock and promptly thereafter paid over to the trustee with respect to such shares of excess stock, as trustee of the trust for the exclusive benefit of the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of excess stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee will have the authority (at the trustee's sole discretion) to:

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  rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trustee, and

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  recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 180 days after the date of the event that resulted in shares of our excess stock being transferred to the trust (or as soon as possible thereafter if the trustee did not learn of such event within such period), the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership and transfer limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and those shares of excess stock will be automatically exchanged for an equal number of shares of the same class or series of stock that originally were exchanged for the excess stock.

        The trustee shall distribute to the prohibited owner, as appropriate:

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  the price paid by the prohibited owner for the shares;

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  if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g. , a gift, devise or other such transaction), the "market price" (as defined in our charter) of such shares on the day of the event causing the shares to be held in the trust; or

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  if the exchange for excess stock did not arise as a result of a purported transfer, the market price of such shares on the day of the other event causing the shares to be held in the trust.

        If such shares are sold by a prohibited owner, then to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee.

        All certificates representing shares of common stock and preferred stock will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as may be required by our charter, the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide us such additional information as we may reasonably request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT. In addition, each stockholder will be required upon demand to provide us such information as we may reasonably request in order to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental authority or to determine such compliance, or to comply with the REIT provisions of the Internal Revenue Code.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of our common stock or might otherwise be desired by such holders.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock, preferred stock or other offered security independently or together with any other offered security. Any rights that we may issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The applicable prospectus supplement or other offering material will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following to the extent applicable:

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  the number of rights issued or to be issued to each stockholder;

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  the exercise price payable for each share of common stock, preferred stock or other offered security upon the exercise of the rights;

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  the number and terms of the shares of common stock, preferred stock or other offered security which may be purchased per each right;

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  the extent to which the rights are transferable;

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  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of such rights; and

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  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement or other offering material of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our preferred stock, common stock or our debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or other offering material and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement or other offering material. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby.

        The applicable prospectus supplement or other offering material will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, terms and number of shares of our preferred stock or common stock purchasable upon exercise of the warrants;

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  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such security;

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  the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of the warrants that may be appropriate to preserve our status as a REIT;

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  the price at which each share of our preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants will commence and the date on which such right relating to the warrants expires;

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  the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures applicable to the warrants, if any;

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  a description of federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

        The debt securities that we may offer will be issued under indentures between us and a trustee. The following is a summary of the material provisions of the form of indenture included as an exhibit to the registration statement of which this prospectus is part for additional information. Unless the context requires otherwise, this prospectus refers to that indenture as the "indenture."

        The following summary of some of the material provisions of the indenture and of our debt securities and related guarantees, if any, is not complete and is subject to the detailed provisions of the applicable indenture to be entered into between us and the applicable trustee. For a full description of these provisions, including the definition of some terms used in this prospectus, and for other information regarding the debt securities and related guarantees, if any, see the applicable indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or prospectus supplement or other offering material.

        The following summarizes what we expect to be certain general terms and provisions of the debt securities and related guarantees, if any. Each time we offer debt securities, the prospectus supplement or other offering material relating to that offering will describe the terms of the debt securities we are offering, including the terms of any related guarantees.

General

        We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The debt securities will be unsecured and unsubordinated obligations and will rank equally and ratably with other unsecured and unsubordinated obligations outstanding from time to time. Alexandria Real Estate Equities, L.P. may fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on one or more series of such debt securities, whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture.

        Unless otherwise indicated in the prospectus supplement or other offering material, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement or other offering material, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

        The prospectus supplement or other offering material will describe the following terms of the debt securities we are offering:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the principal of the debt securities is payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for the interest payable on any interest payment date;

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

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  the currency, currencies or currency units in which we will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in United States currency;

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  if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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  if the principal of or any premium or interest on any debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made will be payable and the periods within which and the terms and conditions upon which such election is to be made;

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  if other than the debt securities' principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

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  the applicability of the provisions described in the section of this prospectus captioned "Defeasance and Covenant Defeasance;"

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  if the debt securities will be issued in whole or in part in the form of a book-entry security as described in this prospectus, the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

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  any provisions related to the conversion or exchange of the debt securities into our common stock, other debt securities or any other securities;

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  whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

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  any provisions regarding the status and ranking of the debt securities;

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  a description of federal income tax consequences; and

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  any other terms of the debt securities.

        We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement or other offering material will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. "Original issue discount securities" means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an "Event of Default."

        The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Covenants

        The prospectus supplement or other offering material will describe any material covenants of a series of debt securities.

Events of Default

        With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

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  failure to pay any interest on any debt security of that series when due, continued for 30 days;

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  failure to pay principal of or any premium on any debt security of that series when due;

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  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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  our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

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  certain events involving our bankruptcy, insolvency or reorganization; or

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  any other event of default provided with respect to debt securities of that series.

        If any event of default occurs and continues, either the trustee or the holders of at least 25 percent in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by a notice in writing to us, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. After acceleration, but before a judgment or decree for payment based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may by written notice to us and the trustee, under specified circumstances, rescind and annul the acceleration.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement or other offering material. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement or other offering material relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

        The indenture in part provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

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  the holder has previously given to the trustee written notice of a continuing event of default;

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  the holders of at least 25 percent in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

  •
  the trustee has not instituted proceedings within 60 days after receipt of such notice; and

  •
  the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request during the 60 day period.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on its debt securities on or after the respective due dates.

        We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the indenture and as to any default.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither we nor the trustee may, however, modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, or the premium payable upon redemption, if any, or, except as otherwise provided in the prospectus supplement or other offering material, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

  •
  change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

  •
  modify the conversion or exchange provisions, if any, of any debt security in a manner adverse to the holder of the debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default:

  •
  in the payment of principal, premium or interest and

  •
  in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

        We, and any guarantor, may not consolidate with or merge into any other company or entity or convey, transfer or lease its properties and assets substantially as an entirety and may not permit any company or entity to merge into or consolidate with us or any guarantor or convey, transfer or lease its properties and assets substantially as an entirety to us or any guarantor, unless:

  •
  in the case we, or the applicable guarantor, consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person, the person formed by that consolidation or into which we are, or the applicable guarantor is, merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes our or the guarantor's obligations on the debt securities under a supplemental indenture or guarantee, as applicable;

  •
  immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

  •
  if our properties or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, we or such successor, as the case may be, takes the necessary steps to secure the debt securities equally and ratably with, or prior to, all indebtedness secured thereby; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating compliance with these provisions.

Defeasance and Covenant Defeasance

        The indenture provides, unless otherwise indicated in the prospectus supplement or other offering material relating to that particular series of debt securities, that, at our option, we:

  •
  will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust; or

  •
  need not comply with certain restrictive covenants of the indenture and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned "Events of Default" will no longer be an event of default, in each case, if we deposit, in trust, with the trustee, money or United States Government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

        We may establish this trust only if, among other things:

  •
  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of the deposit;

  •
  the defeasance will not cause the trustee to have any conflicting interest with respect to any other of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a "regulated investment company;"

  •
  the defeasance will not result, in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

  •
  we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

        If we fail to comply with remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the first sentence of this section and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and United States Government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

 DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

        The common stock, preferred stock, rights, warrants or debt securities may be issued in book-entry form and represented by one or more global notes or global securities. The global securities are expected to be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, as depositary, and registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which is sometimes referred to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transactions. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.

DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive any payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine the amount of the interest of each direct participant in such issue to be redeemed in accordance with DTC's procedures.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC's applicable procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date (identified in a listing attached to the omnibus proxy).

        So long as securities are in book-entry form, we will make payments on securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. Unless otherwise specified in our prospectus supplement, if securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

        Principal and interest payments, redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or our agent, if any, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC, our agent, if any, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be our responsibility or the responsibility of our agent, if any, disbursement of such payments to direct participants will be the responsibility of DTC and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each purchaser of securities must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time by giving reasonable notice to us or our agent, if any. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        As noted above, each purchaser of securities generally will not receive certificates representing those securities. However, we will prepare and deliver certificates for such securities in exchange for the securities evidenced by the global securities if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

  •
  an event of default under the indenture has occurred and is continuing with respect to such series of securities.

        Any interest in a global security that is exchangeable under the circumstances described above will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of securities evidenced by the global securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland General Corporation Law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland General Corporation Law and our charter and bylaws.

Board of Directors

        Our bylaws provide that the number of our directors may be established by our board of directors, but may not be fewer than the minimum number required by the Maryland General Corporation Law, which is one, nor more than 15. All directors are elected to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify.

        Our charter and bylaws provide that our stockholders may remove any director by a vote of not less than two-thirds of all the votes entitled to be cast on the matter. Our charter and bylaws further provide that our board of directors may fill board vacancies and that any director elected to fill a vacancy may hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the directors then standing for election.

Business Combinations

        Under the Maryland General Corporation Law, specified "business combinations" (including a merger, consolidation, share exchange or, in specified circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the 10% or more beneficial owner acquires such status. An interested stockholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five year period, any such business combination between the Maryland corporation and an interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive "a minimum price" (as defined in the Maryland General Corporation Law) for their shares; and the consideration is received in cash or in the same form as previously paid by the 10% or more beneficial owner for its shares.

        These provisions of the Maryland General Corporation Law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time before the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that the "business combination" provisions of the Maryland General Corporation Law shall not apply to us generally and that such resolution is irrevocable unless revocation, in whole or in part, is approved by the holders of a majority of the outstanding shares of common stock, but revocation will not affect any business combination consummated, or any business combination contemplated by any agreement entered into, prior to the revocation. As a result of the foregoing, any person who becomes a 10% or more beneficial owner may be able to enter into business combinations with us that may not be in the best interest of the stockholders, without our compliance with the business combination provisions of the Maryland General Corporation Law.

Control Share Acquisitions

        The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. Control shares are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to specified exceptions.

        Under Maryland law, a person who has made or proposes to make a control share acquisition, upon satisfaction of specified conditions (including an undertaking to pay expenses of the meeting), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of the stockholders.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to specified conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a meeting of the stockholders and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. Our board of directors has resolved that, subject to Maryland law, this provision may not be amended or repealed without the approval of holders of at least a majority of the outstanding shares of common stock. There can be no assurance, however, that the provision will not be amended or eliminated in the future or that the resolution is enforceable under Maryland law.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

  •
  with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and

  •
  with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

  •
  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Amendment to Our Bylaws

        The board of directors has the exclusive power to adopt, alter, repeal or amend our bylaws.

Extraordinary Actions

        Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval of such matters by the affirmative vote of a majority of all of the votes entitled to be cast thereon. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation's subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or to sell all or substantially all of its assets without a vote of the corporation's stockholders.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority requirement for the calling by stockholders of a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already:

  •
  vest in the board the exclusive power to fix the number of directorships and

  •
  require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting.

        We have also elected to be subject to the provisions of Subtitle 8 relating to:

  •
  a two-thirds vote requirement for the removal of any director from the board and

  •
  the filling of vacancies on the board.

Anti-Takeover Effect of Certain Provisions of Maryland Law, Our Charter and Our Bylaws

        The possible future application of the business combination, the control share acquisition and Subtitle 8 provisions of the Maryland General Corporation Law and the advance notice provisions of our bylaws may delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to our qualification as a "real estate investment trust" ("REIT") and the ownership and disposition of shares of our common stock. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current and proposed Treasury regulations, administrative decisions and rulings of the Internal Revenue Service (the "IRS") and court decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under the federal income tax laws. In particular, this discussion deals only with stockholders that hold our common stock as capital assets within the meaning of the Code. Except as expressly provided below, this discussion does not address the tax treatment of special classes of stockholders, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States This discussion may not be applicable to stockholders who acquired our stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any state, local, foreign or non-income tax considerations.

        If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the U.S. federal income tax consequences to a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax considerations of an investment in our shares.

THE DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS APPLICABLE STATE, LOCAL, FOREIGN AND NON-INCOME TAX LAWS.

Taxation of Our Company

General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1996, and intend to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Although we believe we are organized as and operate in such a manner, we cannot assure you we qualify or will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify. If we fail to qualify as a REIT, we will be subject to federal income tax (including any applicable alternative minimum tax) on taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, we will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distributions to stockholders. In addition, we would not be obligated to make distributions to stockholders.

        We have received from Morrison & Foerster LLP its opinion to the effect that, commencing with our taxable year ended December 31, 2004, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including representations concerning, among other things, our business and properties, the amount of rents attributable to personal property and other items regarding our ability to meet the various requirements for qualification as a REIT). The opinion is expressed as of its date, and Morrison & Foerster LLP has undertaken no obligation to advise holders of our securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, qualification and taxation as a REIT depends on our having met and continuing to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morrison & Foerster LLP.

        In any year in which we qualify as a REIT we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to our stockholders, thereby substantially eliminating the "double taxation" of such income or gain (i.e., the taxation of such income or gain at the corporate level and the taxation of any distribution of such income or gain at the shareholder level).

        Notwithstanding our qualification as a REIT, we may be subject to tax under the following circumstances:

  •
  We will be subject to tax at normal corporate rates upon any undistributed taxable income or capital gain. If we elect to retain and pay income tax on our net long-term capital gain, stockholders would be required to include their proportionate share of such undistributed gain in income but would receive a credit for their share of any taxes paid on such gain by us. A stockholder would increase his tax basis in his or her shares by the amount of income included less his or her credit or refund. Any undistributed net long-term capital gain would be designated in a notice mailed to stockholders. Through December 31, 2011 we have never made such a designation.

  •
  If we fail to satisfy either the 75% or the 95% gross income tests discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on (i) the greater of the amount by which we fail to satisfy either the 75% or the 95% gross income tests (ii) multiplied by a fraction intended to reflect our profitability.

  •
  If we fail to satisfy the 5% asset test or the 10% vote and value test (and we do not qualify for a de minimis safe harbor) or we fail to satisfy the other asset tests, each of which are discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of $50,000 or an amount determined by multiplying the highest corporate tax rate by the net income generated by the assets that caused the failure for the period during which we failed to satisfy the tests.

  •
  If we fail to satisfy one or more REIT requirements other than the gross income or asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a penalty of $50,000 for each such failure.

  •
  We will be subject to a tax of 100% on net income from any "prohibited transaction," as described below.

  •
  We will be subject to tax at the highest corporate rate on net income from the sale or other disposition of certain foreclosure properties held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property.

  •
  If we acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period beginning on the date of acquisition, such gain will be subject to tax at the highest regular corporate rate to the extent of any built-in gain. Built-in gain means the excess of (i) the fair market value of the asset over (ii) the adjusted basis in such asset on the date of acquisition.

  •
  We will be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest that would be reapportioned to "taxable REIT subsidiaries" in order to more clearly reflect the income of such subsidiaries. A taxable REIT subsidiary is any corporation (or an entity treated as a corporation under the Code) for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT.

  •
  If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we will be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

  •
  We may also be subject to the corporate "alternative minimum tax," as well as tax in various situations and on some types of transactions not presently contemplated.

        We will use the calendar year both for federal income tax purposes and for financial reporting purposes. The requirements for our qualification as a REIT and certain additional matters are discussed in greater detail in the subsections that follow.

Share Ownership Test

        Our shares must be held by a minimum of 100 persons for at least 335 days in each taxable year of 12 months or a proportionate number of days in any shorter taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, including via application of constructive ownership rules, by five or fewer individuals, including certain tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust. If we comply with applicable Treasury regulations for ascertaining our actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of our outstanding shares were held, actually or constructively, by five or fewer individuals, then we will be treated as meeting this share ownership requirement.

        To ensure compliance with the 50% share ownership test, we have placed restrictions on the transfer of our shares to prevent concentration of ownership. Moreover, to evidence compliance with these requirements, under applicable Treasury regulations we must maintain records that disclose the actual ownership of our outstanding shares. Such regulations impose penalties for failing to do so. In fulfilling our obligation to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our shares disclosing the actual owners of such shares as prescribed by Treasury regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of our records. A stockholder failing or refusing to comply with our written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of our shares and other information. In addition, our charter provides restrictions regarding the transfer of shares that are intended to assist us in continuing to satisfy the share ownership requirements. We intend to enforce the percentage limitations on ownership of shares of our stock to assure that our qualification as a REIT will not be compromised.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy certain tests relating to the nature of our assets:

  •
  At least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash (generally including the functional currency of any of our "qualified business units" when used in the normal course of activities that produce income qualifying under the 95% or 75% gross income tests discussed below), cash items, government securities, and qualified temporary investments.

  •
  No more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class described above;

  •
  Excluding securities of a qualified REIT subsidiary, another REIT, a taxable REIT subsidiary or other securities that qualify for the 75% asset test, we are prohibited from owning securities representing more than 10% of either the vote or the value of the outstanding securities of any one issuer and no more than 5% of the value of our total assets may be represented by securities of any one issuer. For purposes of the 10% value test, certain additional securities are excluded, including certain "straight debt", loans to individuals or estates and obligations to pay rents from real property.

  •
  No more than 25% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

        For purposes of the 10% value test described above:

  •
  our interest as a partner in a partnership is not considered a security;

  •
  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and

  •
  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership to the extent of our interest as a partner in the partnership.

        We currently hold and expect to hold in the future securities of various issuers. While we do not anticipate our securities holdings would result in a violation of the REIT asset tests, fluctuations in value and other circumstances existing from time to time may increase our risk under the asset tests.

        If we meet the asset tests at the close of a quarter, we will not lose our status as a REIT if we fail to satisfy such tests at the end of a subsequent quarter solely by reason of changes in the relative values of our assets (including changes caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If we would fail these tests, in whole or in part, due to an acquisition of securities or other property during a quarter, we can avoid such failure by disposing of sufficient non-qualifying assets within 30 days after the close of such quarter. If we fail the 5% or 10% asset tests at the end of any quarter and do not cure within 30 days, we may still cure such failure or otherwise satisfy the requirements of such tests within six months after the last day of the quarter in which our identification of the failure occurred, provided the non-qualifying assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If our failure of the 5% and 10% asset tests exceeds this amount or we fail any of the other asset tests and do not cure within 30 days, we may avoid disqualification as a REIT provided (i) the failure was due to reasonable cause and not willful neglect, (ii) we file certain reports with the IRS, (iii) we take steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure occurred, including the disposition of sufficient assets to meet the asset tests, and (iv) we pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Gross Income Tests

        Two separate percentage tests related to the sources of our gross income must be satisfied each taxable year.

        First, at least 75% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year generally must be: "rents from real property"; interest on obligations secured by mortgages on, or interests in, real property; gains from the disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers ("dealer property"); distributions on shares in other REITs, as well as gain from the sale of such shares; abatements and refunds of real property taxes; income from the operation, and gain from the sale, of "foreclosure property"; commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and certain qualified temporary investment income.

        Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year must be derived from the above-described qualifying income and dividends, interest or gains from the sale or other disposition of stock or other securities that are not dealer property.

        Rents we receive will qualify as "rents from real property" only under the following conditions:

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  Rent will not qualify if we, or a direct or constructive owner of 10% or more of our shares, directly or constructively own 10% or more of a tenant unless the tenant is a taxable REIT subsidiary of ours and certain other requirements are met with respect to the real property being rented.

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  If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rent from real property. The determination of whether an item of property constitutes real property or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and, as such, is subject to differing interpretations. Our accountants and counsel have advised us with respect to applicable considerations underlying such determination. After consulting with our accountants and counsel and considering such advice, we have reviewed our properties and have determined that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. Due to the specialized nature of our properties, however, there can be no assurance that the IRS will not assert the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the IRS were successful, and the amount of such non-qualifying income, together with other non-qualifying income, exceeds 5% of our taxable income, we may fail to qualify as a REIT.

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  An amount received or accrued will not qualify as rent from real property if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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  For rents received to qualify as rents from real property, generally we must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an "independent contractor" from whom we derive no income, unless such services are "usually or customarily rendered" in connection with the rental of property and are not otherwise considered "rendered to the occupant." A REIT is permitted to render a de minimis amount of impermissible services and still treat amounts otherwise received with respect to a property as rents from real property. The amount received or accrued by the REIT during the taxable year for impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. For this purpose, the amount received for any service or management operation will be deemed not less than 150% of the direct cost of the REIT in furnishing or rendering the service.

        Foreign currency gain with respect to income that otherwise qualifies for purposes of the 75% or 95% income test will not constitute gross income for purposes of the 75% or 95% income tests, respectively.

        Income from a hedging transaction made (i) to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets, or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain), in each case generally will not constitute gross income for purposes of the 75% and 95% gross income tests. Any such hedging transactions must be properly identified.

        For purposes of determining whether we comply with the 75% and 95% gross income tests, gross income also does not include income from "prohibited transactions." A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless we hold such property for at least two years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "—Taxation of Our Company—General" for certain tax consequences of prohibited transactions.

        Even if we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain relief provisions of the Code. These relief provisions generally will be available if:

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  following our identification of the failure, we file a schedule with a description of each item of gross income that caused the failure in accordance with regulations prescribed by the Treasury; and

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  our failure to comply was due to reasonable cause and not due to willful neglect.

        If these relief provisions apply nonetheless we will be subject to a special tax upon the greater of the amount by which we fail either the 75% or 95% gross income test for that year. See "—Taxation of Our Company—General" for a discussion of such tax.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders each year in an amount at least equal to (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus (ii) 90% of our net income after tax, if any, from foreclosure property, minus (iii) the sum of certain items of excess non-cash income. Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        To the extent we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. We may elect to retain, rather than distribute, our net capital gain and pay tax on such gain. If we make this election, our stockholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us, and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our stockholders would be deemed to have paid such stockholder's share of the tax paid by us on such gains, which tax would be credited or refunded to the stockholder. Each stockholder would increase his tax basis in our shares by the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by us.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. To avoid any problem with the 90% distribution requirement, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, borrow funds or distribute property in-kind to satisfy the distribution requirements. In addition, from time to time, we may determine to declare taxable dividends payable in cash or stock at the election of each stockholder, subject to a limit on the aggregate cash that could be paid. The IRS has ruled a distribution of our stock pursuant to such an election will be considered a taxable distribution of property in an amount equal to the amount of cash that could have been received instead of stock if certain requirements are met. Any such dividend would be distributed in a manner intended to count toward satisfaction of our annual distribution requirements.

        If we fail to meet the 90% distribution requirement as a result of an adjustment to our tax return by the IRS, or if we determine that we have failed to meet the 90% distribution requirement in a prior taxable year, we may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

        If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we would be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

Absence of Earnings and Profits from Non-REIT Years

        In order to qualify as a REIT, we must not have accumulated earnings and profits attributable to any non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and profits. Unless the "deficiency dividend" procedures described above apply and we comply with those procedures, failure to distribute such accumulated earnings and profits would result in our disqualification as a REIT. We believe that we had no accumulated earnings and profits as of December 31, 1995.

Tax Aspects of Our Investments in Partnerships

        Certain of our investments are held through partnerships or entities treated like partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership and are subject to tax thereon without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in our computation of our REIT taxable income, and we will include our proportionate share of the assets held by each partnership for purposes of the REIT asset tests.

Investments in Taxable REIT Subsidiaries

        We and any entity treated as a corporation for tax purposes in which we own an interest may jointly elect to treat such entity as a "taxable REIT subsidiary." In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for tax purposes, that subsidiary also will be treated as a taxable REIT subsidiary of ours. Taxable REIT subsidiaries are permitted to engage in certain types of activities that cannot be performed directly by REITs without jeopardizing their REIT status.

        Certain of our subsidiaries have elected to be treated as taxable REIT subsidiaries of us and additional elections may be made in the future. As taxable REIT subsidiaries, these entities will pay federal and state income taxes at the full applicable corporate rates on their income prior to the payment of any dividends to us. Our taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary is required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiary to its stockholders will be reduced accordingly. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT, which could materially increase the taxable income of the taxable REIT subsidiary. Further, we will be subject to a tax of 100% on the amount of any rents from real property, deduction or excess interest paid by any of our taxable REIT subsidiaries to us that would be reduced through reapportionment to more clearly reflect the income of the taxable REIT subsidiary.

Failure to Qualify

        In the event we fail to satisfy one or more requirements for qualification as a REIT, other than the REIT asset and gross income tests, each of which is subject to the cure provisions described above, we will retain our REIT qualification if (i) the violation is due to reasonable cause and not willful neglect and (ii) we pay a penalty of $50,000 for each failure to satisfy the provision.

        If we fail to qualify for taxation as a REIT in any taxable year and relief provisions do not apply, we will be subject to tax, including applicable alternative minimum taxes, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable as dividends and, subject to the limitations set forth in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of Our Stockholders

        For purposes of the following discussions, a "domestic stockholder" generally refers to (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. A "foreign stockholder" generally refers to a person that is not a domestic stockholder.

        If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Taxation of Taxable Domestic Stockholders

        As long as we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporations. Generally our ordinary dividends will be taxable to our domestic stockholders as ordinary income. However, prior to January 1, 2013, such dividends will be taxable to individuals at the rate applicable to long-term capital gains to the extent such dividends are attributable to dividends received by us from non-REIT corporations (e.g., taxable REIT subsidiaries) or are attributable to income upon which we have paid corporate income tax (e.g., to the extent we distribute less than 100%

of our taxable income). We do not expect a significant portion of our ordinary dividends to be eligible for taxation at long-term capital gain rates.

        We may designate portions of our distributions as capital gain dividends. Alternatively, we may elect to retain and pay income taxes on capital gains rather than distribute them, in which case stockholders include their proportionate share of such undistributed gain in income, receive a credit for their share of the taxes paid by us and increase their basis in their shares by the amount of income included less the credit or refund. Distributions designated as capital gain dividends and retained net capital gain will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale by us of depreciable real property held for more than 12 months are taxable to individuals at a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.

        To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated as a return of capital to the stockholder, reducing the tax basis of a stockholder's shares by the amount of such distribution, with distributions in excess of the stockholder's tax basis taxable as capital gains.

        Any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any such month may be treated as both paid by us and received by the stockholder on December 31 of such year, provided the dividend is actually paid by us during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

        A stockholder will realize capital gain or loss upon the sale or other taxable disposition of our stock equal to the difference between the sum of the fair market value of any property and cash received in such disposition and the stockholder's adjusted tax basis. Such gain or loss will be long-term capital gain or loss if the stockholder has held its shares for more than one year. Capital losses generally are available only to offset capital gains of the stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gains.

        See "—Tax Rates" below for a discussion of applicable capital gains rates. Stockholders should consult their tax advisors with respect to the taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains and other income.

Taxation of Foreign Stockholders

        As background to this discussion, under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a "United States real property interest" ("USRPI") generally refers to interests in U.S. real property and shares of corporations at least 50% of whose assets consist of such interests. However, shares of certain "domestically controlled qualified investment entities" are excluded from USRPI treatment. We will qualify as a domestically controlled qualified investment entity so long as we qualify as a REIT and less than 50% in value of our shares are held by foreign stockholders. We currently anticipate we will qualify as a domestically controlled qualified investment entity, although no assurance can be given that we will continue to qualify at all times.

        Distributions to foreign stockholders out of our current and accumulated earnings and profits and not attributable to capital gains generally will be a dividend subject to U.S. withholding tax at a rate of 30% unless (i) an applicable tax treaty reduces such rate or (ii) such dividend is effectively connected to a U.S. trade or business conducted by such stockholder. Dividends effectively connected to a U.S. trade or business will be subject to federal income tax in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. We plan to withhold at the 30% rate unless (i) the foreign stockholder files a IRS Form W-8BEN with us evidencing the application of a lower treaty rate or (ii) the foreign stockholder files an IRS Form W-8ECI with us claiming the distribution is effectively connected.

        To the extent distributions not attributable to capital gains exceed current and accumulated earnings and profits, such distributions would not be subject to federal income taxation. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        Under FIRPTA, distributions attributable to capital gains from the sale or exchange by us of USRPIs are treated like income effectively connected to a U.S. trade or business, are subject to federal income taxation in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:

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  the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

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  the foreign stockholder does not own more than 5% of such class at any time during the year within which the distribution is received.

We are required by applicable Treasury regulations to withhold 35% of any distribution to a foreign stockholder owning more than 5% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the foreign stockholder's FIRPTA tax liability.

        Distributions attributable to capital gains from the sale or exchange of non-USRPIs are not subject to federal income taxation.

        Gains from the sale or exchange of our stock by a foreign stockholder will not be subject to federal income taxation, provided we qualify as a domestically controlled qualified investment entity or the stockholder does not own more than 5% of the class of stock sold.

        Distributions and gains otherwise not subject to taxation under the foregoing rules may be subject to tax to the extent such distributions or gains were effectively connected to the conduct of a foreign stockholder's trade or business or were made to a nonresident alien individual present in the United States for more than 182 days during the taxable year.

        Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

THE FEDERAL INCOME TAXATION OF FOREIGN STOCKHOLDERS IS A HIGHLY COMPLEX MATTER THAT MAY BE AFFECTED BY MANY OTHER CONSIDERATIONS. ACCORDINGLY, FOREIGN STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE INCOME AND WITHHOLDING TAX CONSIDERATIONS WITH RESPECT TO THEIR INVESTMENT IN US.

Taxation of Tax-Exempt Stockholders

        While generally exempt from federal income taxation, tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are subject to tax on their unrelated business taxable income ("UBTI"). The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute UBTI. Subject to the following paragraph, based upon the ruling, the analysis in the ruling and the statutory framework of the Code, distributions by us to a stockholder that is a tax-exempt entity also should not constitute UBTI, provided the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" (within the meaning of the Code), the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity and, consistent with our present intent, we do not hold a residual interest in a real estate mortgage investment conduit.

        Certain social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions received from us as UBTI. Furthermore, if any pension or other retirement trust that qualifies under Section 401(a) of the Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT that would not have qualified as a REIT but for the provisions of the Code that look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts, each owning more than a 10% interest by value in the REIT, hold in the aggregate more than 50% by value of the interests in such REIT. We do not believe that we are, and we do not expect to become, a pension-held REIT.

Tax Rates Applicable to Individual Stockholders

        Long-term capital gains (i.e., capital gains with respect to assets held for more than one year) and "qualified dividends" received by an individual generally are subject to federal income tax at a maximum rate of 15%. Short-term capital gains (i.e., capital gains with respect to assets held for one year or less) generally are subject to federal income tax at ordinary income rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends generally are not eligible for the 15% maximum tax rate on qualified dividends. As a result, our ordinary dividends generally are taxed at the higher tax rates applicable to ordinary income. However, the 15% maximum tax rate for long-term capital gains and qualified dividends generally applies to:

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  your long-term capital gains, if any, recognized on the disposition of our shares;

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  our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate);

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  our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

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  our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

        Without future congressional action, the maximum tax rate on long-term capital gains will increase to 20% in 2013, and the maximum rate on ordinary dividends, whether or not qualified under present law, will increase to 39.6% in 2013.

Information Reporting and Back-up Withholding

        We will report to our domestic stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to such distributions. Under the back-up withholding rules, a domestic stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder (i) is a corporation or is otherwise specifically exempt from back-up withholding and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and complies with applicable requirements of the back-up withholding rules. A stockholder that does not provide us with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS.

        Payments of dividends or of proceeds from the disposition of stock made to a foreign stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its foreign status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a stockholder is a U.S. person.

        Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. Currently, the back-up withholding rate is 28%. The rate is scheduled to increase to 31% for taxable years 2013 and thereafter.

Additional Healthcare Tax

        With respect to taxable years beginning after December 31, 2012, certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Foreign Account Tax Compliance Act

        Under the Foreign Account Tax Compliance Act ("FATCA"), a 30% U.S. withholding tax will apply to dividends, interest and certain other items of income, and to the gross proceeds from a disposition of property that produces such income, paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the Treasury Department certain information regarding U.S. account holders with such institution, including certain account holders that are foreign entities with U.S. owners. FATCA also generally imposes a withholding tax of 30% on such amounts when paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a taxpayer may be eligible for refunds or credits of such taxes. By its terms, FATCA generally applies to payments made after December 31, 2012, but excluding payments pursuant to debt obligations outstanding as of March 18, 2012. However, the IRS and Treasury Department have issued proposed Treasury regulations deferring application of FATCA's withholding obligations to payments of income items until January 1, 2014 and payments of gross proceeds until January 1, 2015. In addition, such proposed Treasury regulations exclude from FATCA payments pursuant to debt obligations outstanding as of January 1, 2013.

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State, Local and Foreign Taxes

        We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business or reside. The state, local and foreign tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effects of state, local and foreign tax laws on an investment in us.

LEGAL MATTERS

        Certain legal matters with respect to the guarantees and federal income tax will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California. The validity of the securities will be passed upon for us by Venable LLP, Baltimore, Maryland. If legal matters in connection with any offering of any of the securities described in this prospectus and the applicable prospectus supplement or other offering material are passed on by counsel for any underwriters of such offering, that counsel will be named in the applicable prospectus supplement or other offering material.

EXPERTS

        The consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc. for the year ended December 31, 2011 appearing in Alexandria Real Estate Equities, Inc.'s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 22, 2012, and the effectiveness of Alexandria Real Estate Equities, Inc.'s internal control over financial reporting as of December 31, 2011 as reported in Alexandria Real Estate Equities, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included and incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and schedule and Alexandria Real Estate Equities, Inc. management's assessment of the effective of internal controls over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify some of the forward-looking statements by their use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates," or the negative of these words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, those described in our most recently filed

Annual Report on Form 10-K as incorporated herein by reference. See "Where You Can Find More Information." We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

5,200,000 Shares

Alexandria Real Estate Equities, Inc.

6.45% Series E Cumulative Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
Citigroup
RBC Capital Markets
J.P. Morgan
Credit Suisse
Santander

March 8, 2012